Exhibit (8)(g)(i)  Amendment to Fund  Participation  Agreement between The Alger
                   American Fund, Fred Alger and Company, Inc. and GE Life and Annuity Assurance Company.


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AMENDMENT TO PARTICIPATION AGREEMENT


This amendment to the Participation Agreement dated August 29, 1995, by and among The Life Insurance Company of Virginia (the "Company"), The Alger American Fund and Fred Alger & Company, Incorporated represents a change in the Company's name from "The Life Insurance Company of Virginia" to GE Life and Annuity Assurance Company", such change to be effective on January 1, 1999. Accordingly, it is agreed by the parties to the Participation Agreement that, concurrently with the effectiveness of the Company's name change, all references to "The Life Insurance Company of Virginia" shall be amended to read "GE Life and Annuity Assurance Company."


Date:  1/1/99
                                    GE LIFE AND ANNUITY ASSURANCE COMPANY

                                    By:  /s/ GEOFFREY S. STIFF
                                   -----------------------------------------
                                           Name:  Geoffrey S. Stiff
                                          Title:  Senior Vice President


                                    FRED ALGER & COMPANY, INCORPORATED

                                    By:  /s/ GREGORY S. DUCH
                                   -----------------------------------------
                                           Gregory S. Duch
                                            Executive Vice President


                                    THE ALGER AMERICAN FUND

                                    By:  /s/GREGORY S. DUCH
                                    ----------------------------------------
                                           Gregory S. Duch
                                            Treasurer